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                                                                      Exhibit 13
                                HOUSE OF FABRICS
                                ----------------

                      1996 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------


1.       PURPOSE OF THE PLAN.
-----------------------------

         The House of Fabrics Non-Qualified Stock Option Plan (hereafter the "Plan") is to provide a means by which House of Fabrics, Inc. and its subsidiaries (hereafter the "Company") shall be able to attract and retain competent key employees (including officers and directors who are employees) and provide such personnel with an opportunity to participate in the increased value of the Company, which their efforts, initiative and skill have helped produce.

2.       ADMINISTRATION.
------------------------

         (a) The Board of Directors (the "Board") of the Company or a Committee of the Board composed solely of two or more members of the Board who are "Non-Employee Directors" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) shall administer the Plan (the Board or said Committee being referred to herein as the "Committee").

         (b) A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

         (c) Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

         (d) The Committee shall have the authority to determine the participants ("Participants"), to grant and/or extend options, and determine the terms thereof and the amount of options to be awarded to them.

         (e) All determinations of the Committee on the matters referred to in this paragraph 2 shall be final and conclusive.

3.       TERM OF GRANTS
-----------------------

         The term of each stock option (hereafter "Option") granted shall not exceed ten (10) years from date of grant, subject to earlier termination, as provided in Paragraph 11.


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4.       STOCK OPTION AWARDS.
-----------------------------

         The purchase price of the Common Stock covered by each option shall be established by the Committee, but in no event shall it be less then 100% of the fair market value of the Common Stock on the date the option is granted. For purposes of this Plan, the "fair market value" of the Common Stock on any date shall be the closing price of the Common Stock as reported on the NASDAQ National Market Quotation System for that date, or on any other recognized quotation system. If the closing price is reported as "bid" and "asked" the "fair market value" shall be the mid point between the "bid" and "asked" price. If there are no sales on such date, the next trading day on which there are sales shall be used to establish the purchase price. Such price shall be subject to adjustment as provided in paragraph 9 hereof. The date on which the Committee adopts its resolution expressly granting an option shall be considered the date on which such option is granted.

5.       EXERCISE OF OPTIONS.
-----------------------------

         (a) Options under the Plan shall be exercisable as determined by the Committee, but in no event shall any option be exercised within 12 months from the date of the grant nor shall the term of the option extend beyond 10 years from the date of such grant. However, in the event there is a "Change-in-Control" of the Company, as defined in Appendix "A" attached hereto, all outstanding options, which are not yet vested, shall be fully vested and subject to exercise.

         (b) An option shall be exercised only by written notice to the Company, for any or all full shares as to which the option has become exercisable.

         (c) The purchase price of the shares, as to which an option is exercised, shall be paid for in cash at the time of exercise, or for such other consideration, or upon such other terms and conditions as the Committee may approve.

         (d) Except as provided in paragraphs 10 and 11, no option may be exercised unless the holder thereof is then an employee of the Company at the time of such exercise.


6.       EFFECTIVE DATE.
------------------------

         The Plan shall become effective upon adoption by the Board and confirmation of the Company's Plan of Reorganization by the Bankruptcy Court. The Plan shall terminate and no new options shall be awarded under the Plan after July 31, 2006.


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7.       LIMITS ON AWARDS.
--------------------------

         The maximum number of options which may be granted under the Plan is 583,500 and the maximum number of shares of common stock of the Company which may be issued under the Plan is 583,500. Any forfeited or canceled options, shall be available for future grants.

8.       DILUTION.
------------------

         In the event of a stock split, stock dividend, reclassification, reorganization, recapitalization, merger, consolidation, exchange of shares, or any other capital adjustment of shares of common stock of the Company, the number of options of a Participant and the maximum number of options and shares of common stock provided in paragraph 7 shall be adjusted in the same manner as shares of the Company's common stock. Any fractional shares resulting from such adjustments shall be eliminated.

9.       TRANSFERABILITY.
-------------------------

         Any option arising under the Plan shall not be transferable except by will or the laws of descent and distribution. Options may be exercised during the life time of the Participant, only by the Participant or by his guardian or legal representative.

10.      TERMINATION OF EMPLOYMENT.
-----------------------------------

         In the event a Participant leaves the employ of the Company by voluntary resignation or is terminated for cause, all unexpired options granted to that Participant under the Plan shall expire and be forfeited effective on the date of such resignation or termination. In the event a Participant leaves the employ of the Company due to any other involuntary termination of employment, death or disability, the options for such Participant shall be deemed to expire and be forfeited on the 120th day following such death, disability, or involuntary termination of employment.

11.      SECURITIES ACT OF 1933.
--------------------------------

         Upon issuance of common stock of the Company of the Participant, his heirs or representative, the recipient of such stock may be required to represent that the shares of stock are taken for investment and not resale and make such other representations as may be necessary to qualify the issuance of the shares as exempt from the Securities Act of 1933 or to permit registration of the shares and shall represent that he or she shall not dispose of such shares in violation of the Securities Act of 1933 and the Securities and Exchange Act of 1934. The Company reserves the right to place a legend on any stock certificate issued pursuant to the Plan to assure compliance with this paragraph. No shares of


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commons stock of the Company shall be required to be distributed until the
Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law or regulation of any stock exchange.

12.      WITHHOLDING OF TAX.
----------------------------

         Participants under the Plan shall be responsible for payment to the Company of the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such option.

13.      TERMINATION AND AMENDMENT OF PLAN.
-------------------------------------------

         The Committee may at any time suspend, terminate, modify or amend the Plan. To the extent required by law, any modification, which shall materially increase the benefits accruing to Participants, the number of options to purchase shares which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan shall become effective only by affirmative vote of the holders of the majority of the outstanding shares of the common stock of the Company. No termination or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant.

DATED:    JULY 25, 1996


                             HOUSE OF FABRICS, INC.


                             BY: /s/ Gary L. Larkins
                                 -----------------------------
                                 ITS PRESIDENT, GARY L. LARKINS



                             AND: /s/ Marvin W. Maltzman
                                 -----------------------------
                                 ITS SECRETARY, MARVIN S. MALTZMAN




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                                  APPENDIX "A"
                                  ------------




A "Change in Control" shall have occurred if, with or without consent of the Board of Directors, (i) any person, enterprise, group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other entity shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of at least 33.3% of the outstanding stock of the Company entitled to vote generally for the election of directors, or (ii), at any time fewer than 51% of the members of the Board of Directors of the Company shall be persons who were either nominated for election by the Board of Directors, or were elected by the Board of Directors; provided, however, that for purposes of determining whether a majority of the Board of Directors of the Company has approved such nomination or election, there shall be excluded any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company, or (iii), there shall be a sale of all or substantially all of the Company's assets or the Company shall merge or consolidate with another corporation and the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in such transaction (or of the parent corporation of the purchasing or surviving corporation), possessing more than 50% of the voting power (for the election of directors generally) of the outstanding stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of the Company before the transaction.





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